UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  January 18, 2006

HILTON HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	I-3427	36-2058176
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9336 Civic Center Drive, Beverly Hills, CA		90210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  (310) 278-4321

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Annual Incentive Plan

In March 2005, our Compensation Committee established the 2005 performance goal for the eligibility of our executive officers for bonus awards under the Annual Incentive Plan (the “Incentive Plan”).  The 2005 performance goal was the achievement by Hilton of at least 85% of our budgeted earnings on a consolidated basis before interest, taxes, depreciation and amortization (“EBITDA”) for 2005.  Our Compensation Committee also established the total amount of the bonus pool available to our executive officers as .60% of EBITDA reported by Hilton for 2005.  Under the Incentive Plan, executive officers can earn a targeted award percentage of the bonus pool amount if the Compensation Committee certifies that the performance goal was met.  On January 18, 2006, the Compensation Committee certified that the performance goal for 2005 was achieved, and approved the following bonus payments under the Incentive Plan to our named executive officers: Mr. Bollenbach - $1,840,000; Mr. Hart - $768,805; Mr. Keltner - $474,930; Ms. Kleiner - $420,992 and Mr. La Forgia - $375,000.  In addition to the annual bonus described above, Mr. Bollenbach also received a special annual bonus of $137,830 pursuant to the terms of his employment agreement.

Salary Increases

On January 18, 2006, the Compensation Committee approved salary increases for our named executive officers which result in the following annual salaries:  Mr. Hart - $850,000; Mr. Keltner - $581,411; Ms. Kleiner - $525,000; and Mr. La Forgia - $550,000. Mr. Bollenbach is covered by an employment agreement and did not receive a salary increase pursuant to the terms thereof.

2004 Omnibus Equity Compensation Plan

Pursuant to our 2004 Omnibus Equity Compensation Plan (the “Equity Plan”), on January 18, 2006, our Compensation Committee approved the following grants of both restricted stock units (“RSUs”) and an identical target amount of performance stock units (“PSUs”) under the Equity Plan to our named executive officers:  Mr. Hart – 52,200 units; Mr. Keltner – 22,517 units; Ms. Kleiner – 24,181 units; and Mr. La Forgia – 22,517 units.

Pursuant to the terms of Mr. Bollenbach’s employment agreement, on January 18, 2006, he received the following grants under our Equity Plan: (i) a stock option grant of 400,000 shares at a fair market value exercise price of $24.43, which will vest on the earlier of December 31, 2007 or the termination of Mr. Bollenbach’s employment under certain conditions set forth in his employment agreement, and (ii) a PSU grant with a target amount of 140,000 PSU’s, which will vest on December 31, 2008 provided that Mr. Bollenbach is employed until December 31, 2007.

The RSU grants vest in equal annual installments over four years.  The PSU grants vest on December 31, 2008 and are payable from 0% to 150% of the target amount depending upon the level of achievement of performance goals established by our Compensation Committee.

ITEM 5.03                                       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a)           On January 19, 2006, our Board approved an amendment to our By-laws, effective January 19, 2006, regarding quorum requirements for committees of the Board.  The amendment provides that the phrase “, unless otherwise provided in the committee’s charter,” be inserted into the penultimate sentence of Section 18 of the By-laws, with the revised sentence to read as follows:

“At all meetings of committees of the Board of Directors, unless otherwise provided in the committee’s charter, the presence in person or telephonically of at least one half of the committee members shall constitute a quorum for the transaction of business.”

A copy of our By-laws, as amended and restated, is filed as Exhibit 3.1 hereto.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

	Exhibit 3.1	By-laws of Hilton Hotels Corporation, as amended and restated effective as of January 19, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 23, 2006

HILTON HOTELS CORPORATION

By:	/s/ Madeleine A. Kleiner
Madeleine A. Kleiner
Executive Vice President and General Counsel